   As filed with the Securities and Exchange Commission on November 5, 1996.
                                                   Registration No. 333-________

                                --------------

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             450 FIFTH STREET N.W.
                            WASHINGTON, D.C. 20549
                            _______________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            _______________________
                                 TESCORP, INC.
            (Exact name of registrant as specified in its charter)

             TEXAS                                             74-2129403
 (State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                             Identification No.)

  327 CONGRESS AVENUE, SUITE 200                                 78701
        AUSTIN, TEXAS                                          (Zip Code)
(Address of Principal Executive Offices)

                   AMENDED AND RESTATED 1991 INCENTIVE PLAN
                 1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                           (Full title of the plans)



          JACK S. GRAY, JR.                             COPY TO:
  PRESIDENT AND CHIEF OPERATING OFFICER         PHILLIP M. SLINKARD, ESQ.
      327 CONGRESS AVENUE, SUITE 200              HUGHES & LUCE, L.L.P.
           AUSTIN, TEXAS 78701                     111 CONGRESS AVENUE
             (512) 476-2995                            SUITE 900
   (Name, address and telephone number,            AUSTIN, TEXAS 78701
including area code, of agent for service)           (512) 482-6836

                            _______________________

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================

                                                              PROPOSED               PROPOSED
                                           AMOUNT              MAXIMUM                MAXIMUM                AMOUNT OF
TITLE OF CLASS OF SECURITIES TO BE         TO BE           OFFERING PRICE            AGGREGATE              REGISTRATION
         REGISTERED                     REGISTERED(1)      PER SHARE(2)(3)      OFFERING PRICE (2)(3)          FEE(3)
------------------------------------------------------------------------------------------------------------------------------------

Shares of Common Stock, $.02
par value per share...............       1,650,000              $4.00                $5,428,000.72              $1,871.72
====================================================================================================================================

       (1) Pursuant to Rule 416 of the Securities Act of 1933 (the "Securities Act"), this Registration Statement is deemed to include additional shares of Common Stock issuable under the terms of the Amended and Restated 1991 Incentive Plan (the "1991 Plan") and the 1993 Non-Employee Director Stock Option Plan to prevent dilution resulting from any future stock split, stock dividend or similar transaction.
       (2) Estimated solely for the purpose of calculating the registration fee.
       (3) Calculated pursuant to Rule 457(c) and (h) of the Securities Act. Accordingly, the price per share of the Common Stock offered hereunder pursuant to the 1991 Plan and the 1993 Non-Employee Director Stock Option Plan is based on (i) 833,334 shares of Common Stock originally reserved for issuance under the 1991 Plan and the 1993 Non-Employee Director Stock Option Plan and that are not currently subject to outstanding Stock Options, at a price per share of $4.00, which is based upon the average bid and ask price of the Common Stock on the NASDAQ on October 31, 1996; and (ii) the following 816,666 shares of Common Stock reserved for issuance under the 1991 Plan and the 1993 Non-Employee Director Stock Option Plan subject to Stock Options already granted thereunder at the following prices:


No. of Shares of Common Stock         Exercise Price
Reserved for Issuance                 Per Share
-------------------------------       --------------

        41,666                           $1.21
       150,000                           $1.25
         8,334                           $1.63
        50,000                           $2.75
       550,000                           $3.00
         8,333                           $3.25
         8,333                           $3.43


STATEMENT

    This Registration Statement relates to the registration of additional shares of the common stock of registrant, which is the same class as the securities for which a registration statement on this form relating to an employee benefit plan is effective. The registrant hereby incorporates by reference in this Registration Statement the contents of the Registration Statement on Form S-8 (File No. 33-39661), filed by the registrant with the Securities and Exchange Commission on March 29, 1991.


ITEM 8.  EXHIBITS.

    The exhibits listed in the accompanying index to exhibits are filed or incorporated as a part of this Registration Statement.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, Texas, on October 31, 1996:


                                            TESCORP, INC.

                                            By:  /s/ JACK S. GRAY, JR.
                                               ---------------------------------
                                               Jack S. Gray, Jr., President and
                                               Chief Operating Officer


                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Jack R. Crosby and Jack S. Gray, Jr., each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits, thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



    /s/ JACK R. CROSBY                                     October 31, 1996
-------------------------------------------------
Jack R. Crosby
Chairman and Chief Executive Officer, Director

    /s/ JACK S. GRAY, JR.                                  October 31, 1996
-------------------------------------------------
Jack S. Gray, Jr.
President and Chief Operating Officer, Director

    /s/ JOHN D. BECKER                                     October 31, 1996
-------------------------------------------------
John D. Becker
Controller and Principal Accounting Officer

    /s/ LEE A. LAHOURCADE                                  October 31, 1996
-------------------------------------------------
Lee A. Lahourcade
Director

    /s/ J. KELLY ELLIOTT                                   October 31, 1996
-------------------------------------------------
J. Kelly Elliott
Director

    /s/ WINSTON J. CHURCHILL                               October 31, 1996
-------------------------------------------------
Winston J. Churchill
Director

                               INDEX TO EXHIBITS


Exhibit
Number        Description of Exhibit
-------       ----------------------

 *4.1(a)      1993 Non-Employee Director Stock Option Plan [Exhibit 10.21 to
              Annual Report on Form 10-KSB dated  July 1, 1994]

  4.1(b)      Amended and Restated 1991 Incentive Plan

  5.1         Opinion of Hughes & Luce, L.L.P.

 23.1         Consent of KPMG Peat Marwick LLP

 23.2 Consent of Hughes & Luce, L.L.P. [included in the firm's opinion filed as Exhibit 5.1]

 24.1         Power of Attorney (see signature page of this Registration
              Statement)



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